INFOCROSSING, INC. AND SUBSIDIARIES
                                  EXHIBIT 10.7D

                            THIRD AMENDMENT OF LEASE

DATE:                      as of          8/28/00
                                  ---------------

LANDLORD:                           Leonia Associates, L.L.C.
                                    a New Jersey limited liability company

TENANT:                    Infocrossing, Inc.
                                    f/k/a Computer Outsourcing Services, Inc.
                                    a Delaware corporation

ADDRESS OF TENANT:         2 Christie Heights
                                    Leonia, New Jersey 07605

LEASE DATE:                June 2, 1997

DATE OF PRIOR
AMENDMENTS:                January 16, 1998 and September 9, 1999

BUILDING:                           2 Christie Heights
                                    Leonia, New Jersey 07605

                                    RECITALS

         WHEREAS, Landlord and Tenant entered into a lease agreement dated June 2, 1997 (the "Original Lease") wherein Tenant leased a portion of the Building;

         WHEREAS, the first lease amendment dated January 16, 1998 ("First Lease Amendment") provided for certain changes including an increase in the square footage of the Premises and an increase in Fixed Basic Rent, Additional Rent and number of parking spaces;

         WHEREAS, the second lease amendment dated September 9, 1999 ("Second Lease Amendment") provided for certain Tenant Renovations to the Premises and an increase in Fixed Basic Rent;

         WHEREAS, the parties now intend to further modify the Lease.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is hereby agreed as follows:

         1.       The Lease.  For the purpose of this Third Lease  Amendment,
                  ----------
the term, "Lease" shall be defined as the Original Lease as amended by the First Lease Amendment and Second Lease Amendment. Unless otherwise defined herein, the capitalized terms shall have the meaning ascribed to it in the Lease.

         2. Tenant Renovations. Tenant desires to renovate a portion of the Premises and Landlord is willing to allow Tenant to do so. Tenant shall have the right to perform the improvements indicated on Exhibit "A" attached hereto ("Supplemental Tenant Renovations"). Landlord must approve any material modification to the attached plans. For the purposes of this paragraph,
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Supplemental Tenant Renovations shall include all work in Exhibit "A" and shall be performed in a workmanlike manner and in compliance with all state, local and federal laws and ordinances.

         3. Tenant's Restoration of the Demised Premises. Notwithstanding anything to the contrary contained in this Amendment, Tenant hereby covenants and agrees that at Landlord's option Tenant shall, at its sole cost and expense, return the portion of the Demised Premises to which the Supplemental Tenant Renovations relate to its original, structurally sound condition that existed prior to Tenant's performance of any Supplemental Tenant Renovations as same are set forth on Exhibit "A", at such time, if at all, as Tenant should vacate the Building pursuant to the terms of the Lease or otherwise, reasonable wear and tear excepted. At Landlord's option, Tenant shall pay to Landlord the cost of such restoration and Landlord will be responsible to perform the necessary work. In this event, Landlord will provide Tenant with two proposals comparable in scope of work for the cost of such restoration and Tenant will obtain one comparable bid proposal. The amount of the payment by Tenant to Landlord shall be the lowest of the three bids, provided same is comparable in scope of work. The parties specifically agree that the maximum amount of $300,000 provided in
Section 3 of the Second Lease Amendment does not apply with respect to the restoration of the portion of the Demised Premises to which the Supplemental Tenant Renovations relate.

         4. The terms and provisions of the last two sentences of Paragraph 4 and Paragraphs 6, 7 and 13 of the Second Lease Amendment dated December 9, 1999 are hereby deemed null and void.

         5. Paragraph 3 of the First Lease Amendment shall be modified to provide that Fixed Basic Rent for the period of January 1, 2009 through December 31, 2014 shall mean SEVEN MILLION ONE HUNDRED THOUSAND ONE HUNDRED AND 00/100 ($7,100,100.00) DOLLARS

                           (A) Yearly Rate: ONE MILLION ONE HUNDRED EIGHTY-THREE
                               -----------
  THOUSAND THREE HUNDRED FIFTY AND 00/100 ($1,183,350.00) DOLLARS.

                           (B) Monthly  Installment:  NINETY-EIGHT  THOUSAND SIX
                               --------------------
 HUNDRED  TWELVE AND 50/100  ($98,612.50) DOLLARS.

         6. Successor-in-Interest. This Third Amendment of Lease shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and permitted assigns.

         7. Definitions, Inconsistencies. In the event of any inconsistencies between this Third Amendment of Lease and the Lease, the Third Amendment of Lease shall govern and be binding. All words and terms used in this Third Amendment of Lease and not otherwise defined herein shall have the respective meanings ascribed to them under the Lease or unless the context clearly requires otherwise. This Third Amendment of Lease was drafted by Landlord as a matter of convenience and it shall not be construed for or against either party on that account since Tenant had the opportunity to review same and make changes thereto.

         8. Ratification of Lease. Except as expressly modified and amended by this Third Amendment of Lease, all of the terms, provisions and conditions of the Lease are hereby ratified and confirmed by Landlord and Tenant. Tenant hereby releases and discharges Landlord from any and all claims or liability now
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arising out of the Lease prior to the date hereof, including, but in no way limited to, any and all charges as billed by Landlord to Tenant pursuant to the terms of the Lease. This does not apply to any estimated billings charged to the Tenant. In the event of a conflict between the terms of the Lease and the terms of the Third Amendment, the terms of the Third Amendment shall control.

         IN WITNESS WHEREOF, the parties have set their hands and seals the date above first written.

WITNESS:                                    LEONIA ASSOCIATES, L.L.C.
                                                     By: Jeffco Holding, Ltd.,
                                                            its Managing Member

           /s/ Dawn Meyer                            By:              /s/
----------------------------------------                -----------------
                                                     Jeffrey E. Cole, President

WITNESS:                                    INFOCROSSING, INC.


           /s/ Kathryn A. Wade                       By:    /s/
-------------------------------------                   -------
                                                      Name:  Nicholas J. Letizia
                                                      Title: CFO



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                                   EXHIBIT "A"


The following work is to be performed in the existing loading dock area on the first floor, south side of the building (see Exhibit "A-1" attached hereto):

1. Add approximately 92 lineal feet of exterior wall, finished on both sides.
2.       Add fifteen 2 ft. x 4 ft. fluorescent lights.
3.       Six HVAC ducts.
4.       Additional sprinkler heads and exit lights, etc., to meet code.
5. Surface mounted semi-portable ECOA/Bishamon hydraulic scissor lift (model #TAD-52-50-606).
6.       One pair of new exterior entrance doors with appurtenant hardware.




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